EXHIBIT 99.1











                  THE DEFENSE BUSINESS OF
                  HUGHES ELECTRONICS CORPORATION

                  Financial Statements For the Years Ended
                  December 31, 1996, 1995 and 1994 and
                  Independent Auditors' Report

INDEPENDENT   AUDITORS'   REPORT

The  Defense  Business  of  Hughes   Electronics Corporation:

We have audited the Combined Balance Sheet of the Defense Business of Hughes Electronics Corporation and subsidiaries (the Defense Business) as of December 31, 1996 and 1995 and the related Combined Statement of Income and Parent Company's Net Investment and Combined Statement of Cash Flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Defense Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Defense Business at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, effective January 1, 1994 the Defense Business changed its method of accounting for postemployment benefits.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
March 21, 1997

The Defense Business of
Hughes Electronics Corporation

COMBINED STATEMENT OF INCOME AND
PARENT COMPANY'S NET INVESTMENT
Years Ended December 31, 1996, 1995 and 1994
(Dollars in Millions)

                                                     Years Ended December 31,
                                                     1996      1995       1994
                                                  ------------------------------
Revenues
Net sales                                        $6,382.7  $5,921.8   $5,896.0
Other income - net                                    9.1      43.0       22.5
                                                  -------   -------    -------
Total Revenues                                    6,391.8   5,964.8    5,918.5
                                                  -------   -------    -------
Costs and Expenses
Cost of sales and other operating charges, exclusive
   of items listed below                          5,211.1   4,783.4    4,762.2
Selling, general, and administrative expenses       321.6     311.0      323.2
Depreciation and amortization                       145.3     139.2      164.2
Amortization of GM purchase accounting adjustments
   related to Hughes Aircraft Company               101.3      101.3     101.3
Interest expense                                     92.3       75.9      64.9
                                                  -------    -------   -------
Total Costs and Expenses                          5,871.6    5,410.8   5,415.8
                                                  -------    -------   -------
Income before Income Taxes                          520.2      554.0     502.7
Income taxes                                        239.3      235.4     226.2
                                                  -------    -------   -------
Income before cumulative effect of accounting
   change                                           280.9      318.6     276.5
Cumulative effect of accounting change               -           -         7.1
                                                  -------    -------   -------
Net Income                                          280.9      318.6     269.4
                                                  -------    -------   -------
Parent Company's Net Investment, beginning of
     period                                       4,680.2    4,198.2   4,283.3
Net (distributions to) contributions from
     Parent Company                                (136.1)     173.2    (354.8)
Change in minimum pension liability                   0.4       (5.0)      -
Foreign currency translation adjustment              (2.4)      (4.8)      0.3
                                                  -------    -------   -------
Parent Company's Net Investment, end of period   $4,823.0   $4,680.2  $4,198.2
                                                  -------    -------   -------


Reference should be made to the Notes to Combined Financial Statements.

The Defense Business of
Hughes Electronics Corporation

COMBINED BALANCE SHEET
December 31, 1996 and 1995
(Dollars in Millions)


                                                              December 31,
ASSETS                                                    1996         1995
------                                                   -------      -------
Current Assets
Cash and cash equivalents                               $   59.7     $   15.7
Accounts and notes receivable (less allowances)            612.7        754.6
Contracts in process, less advances and progress payments
   of $956.2 and $1,259.2                                1,581.2      1,460.2
Inventories                                                337.7        291.3
Deferred income taxes                                      285.3        325.6
Prepaid expenses                                            31.1         32.6
                                                         -------      -------
Total Current Assets                                     2,907.7      2,880.0
                                                         -------      -------
Property-Net                                             1,085.1      1,061.9
                                                         -------      -------
Intangible Assets, net of amortization of
   $1,268.5 and $1,149.3                                 2,907.4      2,993.0
                                                         -------      -------
Investments and Other Assets,
  principally at cost (less allowances)                    128.2         91.0
                                                         -------      -------
Total Assets                                            $7,028.4     $7,025.9
                                                         -------      -------

LIABILITIES AND PARENT COMPANY'S NET INVESTMENT
-----------------------------------------------
Current Liabilities
Accounts payable                                         $278.3        $267.6
Advances on contracts                                     396.8         441.1
Notes and loans payable                                    94.5          84.0
Accrued liabilities                                     1,119.4       1,167.2
                                                        -------       -------
Total Current Liabilities                               1,889.0       1,959.9
                                                        -------       -------
Long-Term Debt and Capitalized Leases                      34.4          49.7
                                                        -------       -------
Other Liabilities and Deferred Credits                    174.4         200.9
                                                        -------       -------
Deferred Income Taxes                                     107.6         135.2
                                                        -------       -------
Commitments and Contingencies
Parent Company's Net Investment                         4,823.0       4,680.2
-------------------------------                         -------       -------
Total Liabilities and Parent Company's Net Investment  $7,028.4      $7,025.9
                                                        -------       -------


Reference should be made to the Notes to Combined Financial Statements.

The Defense Business of
Hughes Electronics Corporation

COMBINED  STATEMENT OF CASH FLOWS
Years Ended  December 31, 1996,  1995 and 1994
(Dollars in Millions)


                                                    Years Ended December 31,
                                                    1996     1995     1994
                                                    ----     ----     ----
Cash Flows from Operating Activities
Net income                                        $280.9   $318.6   $269.4
Adjustments to reconcile net income to net
   cash provided by operating activities
     Depreciation and amortization                 145.3    139.2    164.2
     Amortization of GM purchase accounting
       adjustments related to Hughes Aircraft
       Company                                     101.3    101.3    101.3
     Deferred income taxes and other                19.6    (25.8)    16.4
     Change in other operating assets and
       liabilities
       Accounts receivable                         148.0     46.8   (254.6)
       Contracts in process                       (117.2)  (153.9)   337.5
       Inventories                                 (46.2)   (84.7)    28.5
       Accounts payable                              9.7   (146.6)  (143.9)
       Advances on contracts                       (44.3)    38.5     45.9
       Accrued and other liabilities               (62.8)   253.8   (164.3)
       Other                                       (81.3)  (154.0)    63.3
                                                  ------   ------   ------
Net Cash Provided by Operating Activities          353.0    333.2    463.7
                                                  ------   ------   ------
Cash Flows from Investing Activities
Investment in companies, net of cash acquired      (28.7)  (549.2)     -
Expenditures for property                         (178.3)   (99.4)  (174.1)
Proceeds from disposal of property                  45.2     58.6     87.6
Proceeds from sale of businesses                      -      23.6       -
(Increase) decrease in notes receivable             (6.3)     6.7      3.8
                                                  ------   ------   ------
Net Cash Used in Investing Activities             (168.1)  (559.7)   (82.7)
                                                  ------   ------   ------
Cash Flows from Financing Activities
Net increase in notes and loans payable             10.5     18.2     57.2
Payment on long-term debt                          (15.3)    (7.9)   (26.3)
(Distributions to) contributions from Parent      (136.1)   173.2   (354.8)
                                                  ------   ------   ------
Company
Net Cash (Provided By) Used In Financing
   Activities                                     (140.9)   183.5   (323.9)
                                                  ------   ------   ------
Net increase (decrease) in cash and cash            44.0    (43.0)    57.1
equivalents
Cash and cash equivalents at beginning of the year  15.7     58.7      1.6
                                                  ------   ------   ------
Cash and cash equivalents at end of the year       $59.7    $15.7    $58.7
                                                  ======   ======   ======


Reference should be made to the Notes to Combined Financial Statements.

The Defense Business of
Hughes Electronics Corporation

Notes to Combined Financial Statements

NOTE 1:     BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

On January 16, 1997, HE Holdings, Inc., a wholly owned subsidiary of Hughes Electronics Corporation (Hughes), General Motors Corporation (GM), the parent of Hughes, and Raytheon Company (Raytheon) entered into various agreements (such agreements are referred to herein as the Merger Agreements) pursuant to which the defense business of Hughes (the Defense Business) will be spun-off to holders of GM's common stocks, followed immediately by the tax-free merger of the Defense Business with Raytheon. This transaction is subject to, among other things, the approval of GM's $1 2/3 par value and Class H stockholders, the approval of Raytheon's stockholders and the receipt of various regulatory approvals.

The Defense Business is not a legal entity. The combined financial statements present the financial position, results of operations and cash flows of the Defense Business, which consists primarily of operations included in the Aerospace and Defense Systems segment of Hughes, certain other businesses identified in the Merger Agreements and certain Hughes Corporate assets, liabilities, income and expenses attributable to the Defense Business. The combined financial statements do not include certain other defense operations of Hughes which will not be merged with Raytheon, consisting principally of the defense business of Hughes currently reported in the Hughes Telecommunications and Space segment. All transactions and balances between the entities included in the combined financial statements have been eliminated. All Defense Business amounts due from or payable to other Hughes businesses, excluding amounts included in loans payable to affiliate, have been reported in Parent Company's Net Investment.

The combined financial statements include allocations of corporate expenses from Hughes including research and development, general management, human resources, financial, legal, tax, quality, communications, marketing, international, employee benefits and other miscellaneous services. These costs and expenses have been charged to the Defense Business based either on usage or using allocation methodologies which comply with U.S. Government cost accounting standards, primarily based upon total revenues, certain tangible assets and payroll expenses. Management believes the allocations were made on a reasonable basis; however, they do not necessarily equal the costs that the Defense Business would have incurred on a stand-alone basis. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the Defense Business on a standalone basis in the future.

The Defense Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by Hughes daily. Accordingly, the Combined Balance Sheet includes only cash and cash equivalents held by the Defense Business, consisting principally of cash held by foreign operations. Interest expense in the Combined Statement of Income and Parent Company's Net Investment includes interest expense associated with the debt included in the Combined Balance Sheet plus an allocated share of total HE Holdings, Inc. interest expense.

The Defense Business operates in one segment: the development, production and support of advanced electronics systems including missile, airborne radar and communications, information, training and simulation, command and control, torpedoes and sonar, electro-optical, air traffic control, and guidance and control.

NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.

Revenue Recognition

Sales under long-term contracts are recognized primarily using the percentage-of-completion (cost-to-cost) method of accounting. Under this method, sales are recorded equivalent to costs incurred plus a portion of the profit expected to be realized, determined based on the ratio of costs incurred to estimated total costs at completion. Sales under certain commercial long-term contracts and to outside customers not pursuant to long-term contracts generally are recognized as products are shipped or services are rendered.

Profits expected to be realized on long-term contracts are based on estimates of total sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Estimated losses on contracts are recorded in the period in which they are identified.

Certain contracts contain cost or performance incentives which provide for increases in profits for surpassing stated objectives and decreases in profits for failure to achieve such objectives. Amounts associated with incentives are included in estimates of total sales values when there is sufficient information to relate actual performance to the objectives.

Cash Flows

Cash equivalents consist of highly liquid investments purchased with original maturities of 90 days or less.

Net cash provided by operating activities reflects cash payments for interest made by the Defense Business and by Hughes on behalf of the Defense Business of $92.3 million, $75.9 million and $64.9 million in 1996, 1995 and 1994, respectively. Cash payments for income taxes made by Hughes on behalf of the Defense Business amounted to $226.6 million, $299.0 million and $209.1 million in 1996, 1995 and 1994, respectively.

Accounts Receivable and Contracts in Process

Accounts receivable principally are related to long-term contracts and programs. Amounts billed under retainage provisions of contracts are not significant, and substantially all amounts are collectible within one year.

Contracts in process are stated at costs incurred plus estimated profit, less amounts billed to customers and advances and progress payments applied. Engineering, tooling, manufacturing, and applicable overhead costs, including administrative, research and development, and selling expenses, are charged to costs and expenses when incurred. Contracts in process include amounts relating to contracts with long production cycles, and $87.3 million of the 1996 amount is expected to be billed after one year. Contracts in process in 1996 also includes approximately $43.8 million relating to claims and requests for equitable adjustments. Under certain contracts with the U.S. Government, progress payments are received based on costs incurred on the respective contracts. Title to the inventories related to such contracts (included in contracts in process) vests with the U.S. Government.

Inventories

Inventories are stated at the lower of cost or market, principally using the average cost method.

Major Classes of Inventories

(Dollars in Millions)                                     1996        1995
-------------------------------------                     ----        ----
Productive material and supplies                       $  63.5     $  75.6
Work in process and finished goods                       274.2       215.7
                                                        ------      ------
   Total                                               $ 337.7     $ 291.3
                                                        ======      ======
Property and Depreciation

Property is carried at cost. Depreciation of property is provided for based on estimated useful lives generally using accelerated methods. Recoverability of property is periodically evaluated by assessing whether the net book value can be recovered over its remaining life through undiscounted cash flows generated by the asset.

Intangible Assets

Effective December 31, 1985, GM acquired Hughes Aircraft Company (HAC), now a wholly owned subsidiary of Hughes. The acquisition of HAC was accounted for as a purchase. The excess of the purchase price over the net tangible assets acquired, $4,244.7 million, was assigned to intangible assets, primarily goodwill. The portion of such intangible assets and related amortization attributable to the Defense Business has been reflected in the accompanying combined financial statements.

Intangible assets are amortized using the straight-line method over periods not exceeding 40 years. Recoverability is periodically evaluated by assessing whether the unamortized carrying amount can be recovered over its remaining life through undiscounted cash flows generated by underlying tangible assets.

Income Taxes

The Defense Business, along with other Hughes businesses and subsidiaries, joins with GM in filing a consolidated U.S. federal income tax return. Current and deferred income taxes are computed by Hughes and allocated to the Defense Business according to principles established by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws. Hughes has paid the Defense Business' share of the consolidated income tax liability. The income taxes that would have been paid by the Defense Business if it were a separate taxpayer but were not paid under Hughes' policy results in an increase in the Parent Company's Net Investment.

Research and Development

Expenditures for research and development are charged to costs and expenses as incurred and amounted to $84.2 million in 1996, $100.0 million in 1995 and $103.6 million in 1994.

Financial Instruments

Hughes enters into foreign exchange-forward contracts on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. Such foreign exchange-forward contracts are accounted for in the accompanying combined financial statements as hedges to the extent they are designated as, and are effective as, hedges of firm foreign currency commitments.

Foreign Currency

Substantially all of the Defense Business' foreign operations have determined the local currency to be their functional currency. Accordingly, most foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year-end exchange rates. Income and expense accounts are translated at the average rates in effect during the year. The related translation adjustments are included in the foreign currency translation adjustment in the Combined Statement of Income and Parent Company's Net Investment. Foreign currency transaction net gains and losses included in the combined operating results were not material in all years presented.

Market Concentrations

Sales under United States Government contracts were approximately 70%, 71% and 74% of net sales in 1996, 1995 and 1994, respectively. No single United States Government program accounted for more than 10% of revenues.

New Accounting Standards

Effective January 1, 1996, Hughes adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of this new accounting standard did not have a material effect on the Defense Business' combined operating results or financial position.

Effective January 1, 1994, Hughes adopted SFAS No. 112, Employers' Accounting for Postemployment Benefits. The Statement requires accrual of the costs of benefits provided to former or inactive employees after employment, but before retirement. The unfavorable cumulative effect on the Defense Business of adopting this Standard was $7.1 million, net of income taxes of $4.4 million. The charge primarily related to extended disability benefits which are accrued on a service-driven basis.


NOTE 3:  RELATED PARTY TRANSACTIONS

The following table summarizes the significant related party transactions between the Defense Business and other GM and Hughes entities:

(Dollars in Millions)                        1996     1995     1994
---------------------                        ----     ----     ----
Revenues                                  $ 400.0  $ 273.6  $ 219.1

Costs and expenses:
     Cost of sales                          352.5   249.2    203.7
     Allocation of corporate expenses       150.4   157.3    192.6
     Imputed interest                        82.1    65.3     60.6

Imputed interest was charged at a rate of 3.6% to the Defense Business based on the Defense Business' average adjusted net operating assets for the years ended 1996, 1995 and 1994.


NOTE 4:  PROPERTY - NET

                                             Estimated
                                              Useful
                                              Lives
(Dollars in Millions)                         (years)    1996     1995
---------------------                         -------    ----     ----
Land and improvements                         20 - 40  $102.8   $108.2
Buildings and unamortized leasehold improvem   3 - 45   842.7    828.0
Machinery and equipment                        3 - 23 1,306.4  1,323.0
Furniture, fixtures, and office machines       7 - 10    65.7     60.7
Construction in progress                                105.9     77.1
                                                     -------- --------
Total                                                 2,423.5  2,397.0
Less accumulated depreciation                         1,338.4  1,335.1
                                                     -------- --------
Property - net                                       $1,085.1 $1,061.9
                                                     ======== ========

NOTE 5:  NOTES AND LOANS PAYABLE AND LONG-TERM DEBT AND
         CAPITALIZED LEASES

(Dollars in Millions)                                      1996      1995
---------------------                                      ----      ----
Loans payable to banks                                     $10.2     $13.0
Loans payable to affiliate                                  82.9      65.1
Current portion of long-term debt                            1.4       5.9
                                                           -----     -----
Total notes and loans payable                              $94.5     $84.0
                                                           =====     =====
Foreign bank debt                                          $27.1     $53.8
Other                                                        -         1.6
                                                           -----     -----
Subtotal                                                    27.1      55.4
Less current portion                                         1.4       5.9
                                                           -----     -----
Long-term debt                                              25.7      49.5
Capitalized leases                                           8.7       0.2
                                                           -----     -----
Total long-term debt and capitalized leases                $34.4     $49.7
                                                           =====     =====

At December 31, 1996, loans payable to affiliate, a subsidiary of GM, consists of $82.9 million with a maturity date of July 15, 1997, of which $34.9 million bears interest at a rate which approximates the London Interbank Offered Rate (LIBOR) plus 0.10% and the remaining $48.0 million bears interest at a rate which approximates LIBOR plus 0.625%. At December 31, 1996, all foreign bank debt was denominated in British pounds sterling, bearing interest at rates ranging from 5.9% to 7.1%, with maturity dates from 1997 to 2003.

Annual maturities of long-term debt and capitalized leases are $1.4 million in 1997, $2.4 million in 1998, $2.5 million in 1999, $2.8 million in 2000, $3.1 million in 2001, and $23.6 million thereafter.

Property with a net book value of $14.8 million at December 31, 1996 was pledged as collateral under such debt.


NOTE 6:  ACCRUED LIABILITIES

(Dollars in Millions)                                      1996     1995
---------------------                                      ----     ----
Payrolls and other compensation                         $  344.5 $  349.7
Contract related provisions                                587.0    620.6
Accrual for restructuring                                   11.6     88.0
Other                                                      176.3    108.9
                                                        -------- --------
  Total                                                 $1,119.4 $1,167.2
                                                        ======== ========

NOTE 7:  INCOME TAXES

The income tax provision consisted of the following:

(Dollars in Millions)                               1996     1995    1994
---------------------                               ----     ----    ----
U.S. Federal, state and foreign taxes currently
    payable                                       $226.6   $299.0  $209.1
U.S. Federal, state and foreign deferred tax
    liabilities (assets) - net                      12.7    (63.6)   17.1
                                                  ------   ------  ------
     Total Income Tax Provision                   $239.3   $235.4  $226.2*
                                                  ======   ======  ======
* Excluding effect of accounting change.

Income before income taxes included the following components:

(Dollars in Millions)                               1996     1995    1994
---------------------                               ----     ----    ----
U.S. income                                       $525.5   $546.2  $487.9
Foreign (loss) income                               (5.3)     7.8    14.8
                                                  ------   ------  ------
     Total                                        $520.2   $554.0  $502.7
                                                  ======   ======  ======

The combined income tax provision was different than the amount computed using the U.S. statutory income tax rate for the reasons set forth in the following table:

(Dollars in Millions)                               1996     1995    1994
---------------------                               ----     ----    ----
Expected tax at U.S. statutory income tax rate    $182.0   $193.9  $175.9
U.S. state and local income taxes                   20.3    221.6    19.6
Tax credits                                          -      (15.0)     -
Purchase accounting adjustments                     35.5     35.5    35.5
Non-deductible goodwill amortization                 5.2      2.8     1.4
Other                                               (3.7)    (3.4)   (6.2)
                                                  ------   ------  ------
     Total Income Tax Provision                   $239.3   $235.4  $226.2*
                                                  ======   ======  ======
* Excluding effect of accounting change.

Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities at December 31, 1996 and 1995 were as follows:

                                               1996              1995
                                               ----              ----
                                        Deferred Deferred  Deferred Deferred
                                           Tax      Tax      Tax       Tax
(Dollars in Millions)                    Assets Liabilities Assets  Liabilities
---------------------                    -------------------------  -----------
Profits on long-term contracts          $185.6    $  -     $205.2     $  -
Employee benefit programs                 60.4       -       56.8        -
Depreciation                               -       128.6       -       156.8
Accrued expenses                          18.0       -        6.5        -
Other                                     75.5      11.8    100.8       11.8
                                        ------    ------   ------     ------
Subtotal                                 339.5     140.4    369.3      168.6
Valuation allowance                      (21.4)      -      (10.3)       -
                                        ------    ------   ------     ------
     Total Deferred Taxes               $318.1    $140.4   $359.0     $168.6
                                        ======    ======   ======     ======

No provision has been made for U.S. Federal income taxes to be paid on the portion of the undistributed earnings of foreign subsidiaries deemed permanently reinvested. At December 31, 1996 and 1995, undistributed earnings of foreign subsidiaries amounted to approximately $49.8 million and $46.0 million, respectively. Repatriation of all accumulated foreign earnings would have resulted in tax liabilities of $13.8 million and $12.6 million, respectively.
                                      10

At December 31, 1996, the Defense Business had $61.0 million of foreign operating loss carryforwards which expire in varying amounts between 1997 and 2001. The valuation allowance consists of a provision for all of the foreign operating loss carryforwards.


NOTE 8:  RETIREMENT AND INCENTIVE PLANS

Certain employees of the Defense Business and other Hughes businesses participate in bargaining and non-bargaining defined benefit retirement plans (the Plans) maintained by Hughes. These Plans are available to substantially all full-time employees of the Defense Business. Benefits are based on years of service and compensation earned during a specified period of time before retirement. The accumulated plan benefit obligations and plan net assets for the employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. However, the fair value of plan assets exceeds the accumulated plan benefit obligations related to these Plans. In addition, employees of the Defense Business and other Hughes businesses participate in certain other postretirement and postemployment benefit plans, principally health and life insurance plans, which are unfunded. The accumulated postretirement and postemployment benefit obligations related to employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. The Defense Business recorded expenses related to the pension, postretirement and postemployment benefits plans of approximately $60.7 million, $31.9 million and $21.4 million in 1996, 1995 and 1994, respectively.

Certain other Defense Business employees (principally foreign employees and those employed by the businesses acquired in the CAE-Link and Magnavox
Electronic Systems Company acquisitions - see Note 10) are covered by contributory and non-contributory defined benefit retirement plans, where benefits are based on years of service and compensation earned during a specified period of time before retirement. The net pension cost, assets and liabilities related to these plans are not significant.

Certain eligible employees of the Defense Business participate in the Hughes Electronics Corporation Incentive Plan pursuant to which shares, rights, or options to acquire GM Class H common stock may be granted through May 31, 1997. The option price is equal to 100% of the fair market value of GM Class H common stock on the date the options are granted. These non-qualified options generally expire 10 years from the dates of grant and are subject to earlier termination under certain conditions.

Employees of the Defense Business also participate in other Hughes health and welfare plans. Charges related to these plans were $132.6 million, $147.0 million and $195.6 million in 1996, 1995 and 1994, respectively.


NOTE 9:  SPECIAL PROVISION FOR RESTRUCTURING

In 1992, Hughes recorded a special restructuring charge of $1,237.0 million primarily attributable to redundant facilities and related employment costs. Approximately $833.1 million was attributable to the Defense Business and comprehended a reduction of the Defense Business worldwide employment, a major facilities consolidation, and a reevaluation of certain business lines that no longer met the Defense Business' strategic objectives. Restructuring costs of $75.4 million, $140.8 million, and $184.4 million attributable to the Defense Business were charged against the reserve during 1996, 1995, and 1994, respectively. The remaining liability attributable to the Defense Business of $16.1 million relates primarily to reserves for excess facilities and other site consolidation costs. It is expected that these costs will be expended predominantly during the next year.
                                      11

NOTE 10:  ACQUISITIONS AND DIVESTITURES

In December 1996, the Defense Business announced that it had reached an agreement to acquire the Marine Systems Division of Alliant Techsystems, Inc. for $141.0 million. The Marine Systems Division is a leader in lightweight torpedo manufacturing and the design and manufacturing of underwater surveillance, sonar, and mine warfare systems. The acquisition was completed in the first quarter of 1997. Also in 1996, the Defense Business acquired an enterprise with operations that complement existing technological capabilities for $28.7 million.

In February 1995, the Defense Business acquired substantially all of the assets of CAE-Link Corporation for $176.0 million. CAE-Link is an established supplier of simulation, training, and technical services, primarily to the U.S. military and NASA. In December 1995, the Defense Business acquired all of the stock of Magnavox Electronic Systems Company (Magnavox) for $382.4 million. Magnavox is a leading supplier of military tactical communications, electronic warfare, and command and control systems.

All acquisitions were accounted for using the purchase method of accounting. The operating results of the entities acquired were combined with those of the Defense Business from their respective acquisition dates. These acquisitions did not have a material impact on the operating results of the Defense Business. The purchase price of each acquisition was allocated to the net assets acquired, including intangible assets, based upon their estimated fair values at the dates of acquisition.

During 1995, Hughes divested several non-strategic enterprises generating aggregate proceeds of approximately $23.6 million with no significant net income impact.


NOTE 11:  DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

In the normal course of business, Hughes enters into transactions utilizing financial instruments with off-balance sheet risk on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. The primary class of derivatives used is foreign exchange-forward contracts. These instruments involve, to varying degrees, elements of credit risk in the event a counterparty should default and market risk as the instruments are subject to rate and price fluctuations. Credit risk is managed through the periodic monitoring and approval of financially sound counterparties. Market risk is mitigated because the derivatives are used to hedge underlying transactions. Cash receipts or payments on these contracts normally occur at maturity. Hughes holds derivatives on behalf of the Defense Business only for purposes other than trading.

Foreign exchange-forward contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. Hughes uses these agreements on behalf of the Defense Business to hedge risk of changes in foreign currency exchange rates associated with certain firm commitments denominated in foreign currency.

The total notional amount of foreign exchange-forward contracts entered into by Hughes on behalf of the Defense Business at December 31, 1996 and 1995, was approximately $23.1 million and $31.0 million, respectively. Such open contracts extend for periods averaging six months.

NOTE 12:  FAIR VALUE OF FINANCIAL INSTRUMENTS

For notes and loans payable and long-term debt, the estimated fair value was $120.2 million and $134.2 million at December 31, 1996 and 1995, respectively. Such fair value is based on quoted market prices for similar issues or on current rates offered to the Defense Business for debt of similar remaining maturities. The carrying value of debt with an original term of less than 90 days is assumed to approximate fair value.

The fair values of derivative financial instruments reflect the estimated amounts the Defense Business would receive or pay to terminate the contracts at the reporting date, which takes into account the current unrealized gains or losses on open contracts that are deferred and recognized when the offsetting gains and losses are recognized on the related hedged items. The fair value of foreign exchange-forward contracts is estimated based on foreign exchange rate quotes at the reporting date. At December 31, 1996 and 1995, the estimated fair value of open contracts held by Hughes on behalf of the Defense Business which were in a net gain position, was $1.2 million and $0.1 million, respectively. No amounts were recorded on the Combined Balance Sheet for these contracts in 1996 and 1995. For all financial instruments not described above, fair value approximates book value.


NOTE 13:  COMMITMENTS AND CONTINGENT LIABILITIES

In December 1994, Hughes entered into an agreement with Computer Sciences Corporation (CSC) whereby CSC provides a significant amount of data processing services required by the non-automotive businesses of Hughes. Baseline service payments to CSC are expected to aggregate approximately $1.5 billion over the term of the eight-year agreement. Based on historical usage, approximately 85% of the costs incurred under the agreement are attributable to the Defense Business. The contract is cancelable by Hughes with substantial early termination penalties.

Minimum future commitments under operating leases having noncancelable lease terms in excess of one year, primarily for real property, aggregating $1,048.6 million, are payable as follows: $98.6 million in 1997, $86.0 million in 1998, $88.8 million in 1999, $84.2 million in 2000, $74.4 million in 2001, and $616.6 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $96.2 million in 1996, $114.1 million in 1995, and $133.7 million in 1994.

In conjunction with its performance on long-term contracts, the Defense Business is contingently liable under standby letters of credit and bonds in the amount of $211.8 million and $242.6 million at December 31, 1996 and 1995, respectively. In the Defense Business' past experience, no material claims have been made against these financial instruments.

The Defense Business is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against it. The aggregate ultimate liability of the Defense Business under these government regulations, and under these claims and actions, was not determinable at December 31, 1996. In the opinion of Hughes and Defense Business management, such liability is not expected to have a material adverse effect on the Defense Business' combined operations or financial position.

NOTE 14:    EXPORT SALES

Export sales from the U.S. were as follows:

(Dollars in Millions)                             1996     1995    1994
---------------------                             ----     ----    ----
Europe                                          $321.5   $321.7 $  363.5
Asia                                             335.8    269.6    204.0
Middle East                                      244.9    302.9    347.0
Canada                                            54.3     25.6     70.7
Other                                             12.4     10.4     18.6
                                                ------   ------ --------
  Total                                         $968.9   $928.2 $1,003.8
                                                ======   ====== ========